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                                TIME WARNER INC.
                          TIME WARNER COMPANIES, INC.
                        TURNER BROADCASTING SYSTEM, INC.

                              Placement Agreement

                                                                 January 6, 1998
                                                              New York, New York

To the Representatives
  named in Schedule I
  hereto of the Placement Agents
  named in Schedule II hereto

Ladies and Gentlemen:

          Time Warner Companies, Inc., a Delaware corporation (the "Company"), proposes to sell to the initial purchasers named in Schedule II hereto (the "Placement Agents"), for whom you (the "Representatives") are acting as representatives, the principal amount of the securities identified in Schedule I hereto (the "Debt Securities"), to be issued under an indenture (as supplemented, the "Indenture") dated as of January 15, 1993, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1993 between the Company and the Trustee, a Second Supplemental Indenture dated as of October 10, 1996, among the Company, TWI (as defined below) and the Trustee, a Third Supplemental Indenture dated as of December 31, 1996, among the Company, TWI and the Trustee, a Fourth Supplemental Indenture dated as of December 17, 1997 among the Company, TWI, TBS (as defined below) and the Trustee and a Fifth Supplemental Indenture to be dated as of January 12, 1998 among the Company, TWI, TBS and the Trustee providing for the issuance of debt securities in one or more series, all of which will be entitled to the benefit of the Guarantees referred to below. Time Warner Inc., a Delaware corporation ("TWI"), became the parent of the Company and Turner Broadcasting System, Inc., a Georgia corporation ("TBS" and, together with TWI, the "Guarantors"), upon the merger of the Company and TBS with separate subsidiaries of TWI. Each of TWI and TBS, as primary obligor and not merely as surety has or will agree to irrevocably and unconditionally guarantee (the "Guarantees"; and together with the Debt Securities, the "Securities"), to each holder of Debt Securities and to the Trustee, (i) the full and punctual payment of principal of and interest on the Debt Securities when due and all other payment obligations of the Company under the Indenture and the Debt Securities and (ii) the full and punctual performance within



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                                       2

applicable grace periods of all other obligations of the Company under the Indenture and the Debt Securities. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Placement Agents" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum referred to below.

          The Debt Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has prepared an offering memorandum dated January 6, 1998 (such offering memorandum, together with any documents incorporated by reference therein, being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities by the Placement Agents.

          The Company understands that you propose to make an offering of the Securities only on the terms and in the manner set forth in the Offering Memorandum and Section 2(e) hereof, as soon as you deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Securities Act ("Accredited Investors")) in private sales exempt from registration under the Securities Act in minimum denominations of $100,000 and/or (iii) to non-U.S. persons outside the United States to whom you reasonably believe offers and sales of the Debt Securities may be made in reliance upon Regulation S under the Securities Act ("Regulation S"), in transactions meeting the requirements of Regulation S.

          The holders of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement or registration statements (each, a "Registration Statement") with the Commission registering the Securities and/or the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act.

          1. Representations and Warranties. Each of the Company and the Guarantors represents and warrants to, and agrees with, each Placement Agent as set forth below in this Section 1.

          (a) (i) As of the date of the Offering Memorandum and at all times subsequent thereto up to the Closing Date referred to below, neither the Offering Memorandum nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements



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                                       3

     therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by you (the "Offering Memorandum Purchase Letter") to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

          (ii) Each preliminary prospectus filed as part of a Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(a) under the Securities Act, will comply at the time it is filed in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations") and, on the effective date of the Registration Statement and at all times subsequent thereto (in the case of an exchange offer, up to the date on which the exchange offer is closed (the "Exchange Date") and, in the case of a shelf registration statement or other registration statement used in connection with sales or resales of Securities or Exchange Securities, for so long as such Registration Statement is effective), (x) such Registration Statement, at the time it becomes effective, and the final Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; (y) neither such Registration Statement (at the time it becomes effective) nor any amendment or supplement thereto, including the documents incorporated by reference therein, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (z) neither the Prospectus nor any other offering materials nor any amendments or supplements thereto, including the documents incorporated by reference therein, will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you (the "Registration Statement Purchase Letter") expressly for use in a Registration Statement or Prospectus (or any amendments or supplements thereto) or any other offering materials.

          (b) Any documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference (in whole or in part) in the Offering Memorandum or that are incorporated by reference (in whole or in part) in a Registration Statement, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

          (c) When the Debt Securities are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange



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                                       4

     registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (d) TWI is subject to Section 13 or 15(d) of the Exchange Act.

          (e) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Debt Securities in a manner that would require the registration of the Debt Securities under the Securities Act.

          (f) Neither the Company nor any person (other than the Placement Agents or their affiliates, as to whom the Company makes no representation) acting on its behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) in any directed selling efforts within the meaning of Rule 903 under the Securities Act and the Commissions' Release No. 33-6863.

          (g) Assuming that the representations and warranties of the Placement Agents in Section 2(b) are true, correct and complete and assuming compliance by the Placement Agents with their covenants in Section 2(b), it is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (h) (1) Each of the Company and TWI is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority under such laws to own its properties and conduct its business as described in the Offering Memorandum, and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement; and each of the Company, TWI and TBS is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on TWI and its subsidiaries, considered as one enterprise.

              (2) TBS is validly existing as a corporation in good standing under the laws of the State of Georgia, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Offering Memorandum, and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement.



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                                       5

          (i) Each of TWI's significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority under such laws to own its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to transact business as a foreign corporation or partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on TWI and its subsidiaries, considered as one enterprise.

          (j) TWI's authorized equity capitalization is as set forth in the Offering Memorandum; all of the outstanding capital stock of the Company and TBS is owned, directly or indirectly, by TWI, free and clear of all liens, encumbrances, equities or claims.

          (k) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, TWI or TBS or any of their respective subsidiaries of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed therein, and there is no franchise, contract or other document of a character required to be described in the Offering Memorandum, which is not described as required.

          (l) This Agreement has been duly authorized, executed and delivered by each of the Company, TWI and TBS.

          (m) Assuming that the representations and warranties of each of the Placement Agents in Section 2(b) are true, correct and complete and that the representations and warranties of each subsequent transferee that is an Accredited Investor (as set forth in the certificate required to be executed and delivered by each such subsequent transferee) are true, correct and complete, and assuming compliance by each of the Placement Agents with its covenants in Section 2(b), no consent, approval, authorization or order of, giving of notice to, or registration with, or taking of any other action in respect of, any federal, state or foreign governmental authority or agency is required for the authorization, issuance, sale and delivery of the Securities by the Company and the Guarantors or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement (except for the registration of the Securities or the Exchange Securities pursuant to the Registration Rights Agreement under the Securities Act and the registration of the Securities and the Exchange Securities under state securities laws).

          (n) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement by the Company, TWI and TBS, the issuance, sale and delivery of the Debt Securities by the Company and the consummation by the Company, TWI and TBS of the transactions contemplated in this Agreement, the



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                                       6


     Indenture and the Registration Rights Agreement and compliance by the Company, TWI and TBS with the terms of this Agreement or the Registration Rights Agreement do not and will not result in any violation of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Company, TWI and TBS and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, TWI and TBS under (i) any material agreement or instrument, to which the Company, TWI or TBS is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of TWI and its subsidiaries, considered as one enterprise), (ii) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of TWI and its subsidiaries, considered as one enterprise, and other than the securities or blue sky laws of various jurisdictions), or (iii) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, TWI or TBS or any of their properties.

          (o) The Securities conform in all material respects to the description thereof contained in the Offering Memorandum.

          (p) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents pursuant to this Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (q) The Indenture has been duly authorized, executed and delivered by each of TWI and TBS and constitutes a legal, valid and binding instrument enforceable against each of TWI and TBS in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to



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                                       7

     enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          (r) At the Closing Date referred to below, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company, TWI and TBS and will constitute the valid and legally binding obligation of the Company, TWI and TBS, enforceable against the Company, TWI and TBS in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting enforcement of creditors' rights generally, except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations underlying such laws. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum and will conform in all material respects to the description thereof, if any, to be contained in the Registration Statement and Prospectus.

          (s) Each firm of independent accountants, which is reporting upon certain audited or reviewed financial statements and schedules included or incorporated by reference in the Offering Memorandum, are independent auditors with respect to the financial statements covered by the audit or review of such firm, in accordance with the provisions of the Exchange Act and the Securities Act and the respective applicable published rules and regulations thereunder.

          (t) The consolidated financial statements and the related notes of each of TWI, TWE and any other person included or incorporated by reference in the Offering Memorandum (including the supplementary summary unaudited financial information of the Company and TBS) present fairly in accordance with generally accepted accounting principles the consolidated financial position of each of the Company, TWI, TBS, TWE and any such other person as of the dates indicated and the consolidated results of operations of each of the Company, TWI, TBS, TWE and any such other person and cash flows of each of TWI and TWE for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim statements, to normal year-end audit adjustments. The financial statement schedules included or incorporated by reference in the Offering Memorandum present fairly in accordance with generally accepted accounting principles the information required to be stated therein. Any pro forma financial statements of the Company, TWI, TBS or TWE and other pro forma financial information included or incorporated by reference in the Offering Memorandum present fairly the information shown therein. Such pro forma financial statements and other pro forma financial information, to the extent required, have been prepared in accordance with applicable rules and guidelines of the Commission, if any, with respect thereto, have been properly compiled on the pro



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                                        8

     forma bases described therein, and, in the opinion of the Company, TWI, TBS and TWE, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (u) Neither the Company, TWI nor TBS is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          2. Purchase, Sale and Resale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Company, TWI and TBS agrees to sell to each Placement Agent, and each Placement Agent agrees, severally and not jointly, to purchase from the Company, TWI and TBS, at the purchase price for the Securities set forth in Schedule I hereto, the principal amount of Securities set forth opposite such Placement Agent's name in Schedule II hereto.

          (b) The Placement Agents have advised the Company, TWI and TBS that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Placement Agent hereby represents and warrants to, and agrees with, the Company that it (i) is a Qualified Institutional Buyer, (ii) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts within the meaning of Rule 903 under the Securities Act and the Commission's Release No. 33-6863, and (iii) has solicited and will solicit offers for the Securities only from, and have offered and will offer, sell or deliver the Securities, as part of its initial offering, only to (A) persons in the United States whom it reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) a limited number of other institutional investors whom it reasonably believes to be Accredited Investors in private sales exempt from registration under the Securities Act in minimum denominations of $100,000 and (C) non-U.S. persons outside the United States to whom it reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, in transactions meeting the requirements of Regulation S; provided that, with respect to clause (B) and clause (C) above each such transfer of Securities is effected by the delivery to such purchaser of Securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Transfer Agent. Each Placement Agent agrees to deliver, at the Closing Date, a letter to the Company, TWI and TBS confirming its compliance with the foregoing requirements.



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                                       9

              Promptly following the occurrence thereof, the Placement Agents will advise the Company, TWI and TBS of the date on which they and their affiliates first ceased to hold Securities acquired as part of the initial distribution thereof.

          (c) On or prior to the Closing Date, each Placement Agent shall deliver to the Company the Offering Memorandum Purchase Letter. If any Placement Agent participates in the preparation of a Registration Statement, such Placement Agent shall deliver the Registration Statement Purchaser Letter on or prior to the effective date of such Registration Statement.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed to a date not later than five business days after such specified date by agreement between the Representatives, acting jointly and without regard to any agreement among placement agents, and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Placement Agents against payment by the several Placement Agents through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds. Delivery of the Debt Securities shall be made at such location as the Representatives shall reasonably designate on the Closing Date and payment for the Securities shall be made at the office specified in
Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4. Agreements. The Company and the Guarantors agree with the several Placement Agents that:

          (a) The Company, TWI or TBS will deliver to the Representatives, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, as they may reasonably request.

          (b) None of the Company, TWI or TBS will at any time make any amendment or supplement to the Offering Memorandum (other than amendments of or supplements to any documents incorporated by reference in the Offering Memorandum or the filing of subsequent documents under the Exchange Act), of which the Representatives shall not have previously been advised and furnished a copy, or to which the Representatives or their counsel shall reasonably object. The Company shall not file any document under the Exchange Act before the completion of the offering of



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                                       10


     the Securities by the Placement Agents if such document would be incorporated by reference in the Offering Memorandum and if the filing of such document would cause the Offering Memorandum, as amended or supplemented by the filing of such document, to contain an untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) If at any time prior to completion of the distribution of the Securities by the Placement Agents to purchasers who are not affiliates of such Placement Agents any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, TWI and TBS will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission and furnish to the Placement Agents such number of copies as they may reasonably request.

          (d) Notwithstanding any provision of paragraph (b) or paragraph (c) of this Section 4 to the contrary, however, the obligations of the Company, TWI and TBS under paragraph (b) and paragraph (c) of this Section 4 shall terminate on the earliest to occur of (i) 180 days after the date of the Offering Memorandum (exclusive of any days during which use of the Offering Memorandum is suspended as set forth below) and (ii) the date upon which the Placement Agents and their affiliates first cease to hold Securities acquired as part of the initial distribution thereof; provided, however, that the Company, TWI and TBS shall, if requested by an Placement Agent, amend or supplement the Offering Memorandum as provided in paragraph (c) of this Section 4 after such 180-day period (but in no event beyond the date on which an Exchange Offer is consummated pursuant to the Registration Rights Agreement) so long as an Placement Agent shall have agreed to reimburse the Company, TWI and TBS for their reasonable expenses in connection therewith. In addition, after 30 days from the date hereof, the Company shall not be required to amend or supplement the Offering Memorandum pursuant to paragraph (b) or paragraph (c) of this Section 4 in the event that, and for so long as (A) an event occurs and is continuing as a result of which the Offering Memorandum as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they are made, and (B) the Company determines in its good faith judgment that the disclosure of such event at such time would materially adversely affect the interests of the Company. The Company, TWI and TBS agree to notify the Representatives to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of such an event, and the Placement Agents hereby agree to suspend use of the Offering Memorandum until the Company has amended or supplemented the Offering Memorandum to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company



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                                       11

     determines in its good faith judgment that the disclosure in the Offering Memorandum of an event described above would no longer materially adversely affect the Company or that such disclosure is not necessary, the Company agrees promptly to notify the Representatives of such determination, to amend or supplement the Offering Memorandum if necessary to correct any untrue statement or omission therein and to furnish the Placement Agents such numbers of copies of the Offering Memorandum, as so amended or supplemented, as they may reasonably request.

          (e) The Company will use its best efforts in cooperation with the Representatives to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as they may designate, if any, and to maintain such qualifications in effect for so long as required for the initial distribution of the Securities by the Placement Agents; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (f) For a period of three years after the Closing Date, the Company TWI, TBS and TWE will furnish to the Representatives copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by each of the Company, TWI, TBS and TWE to its public stockholders generally.

          (g) Neither the Company, TWI, TBS nor any person (other than the Placement Agents or their affiliates, as to whom the Company makes no representation) acting on its behalf will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities
     Act) or by means of any directed selling efforts (as defined under Regulation S and the Commission's written releases related thereto).

          (h) Neither the Company, TWI, TBS nor any of their affiliates (as defined in Rule 501(b) of the Securities Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

          (i) During the period from the Closing Date to the earlier of (i) two years after the Closing Date, or (ii) the date of effectiveness of a registration statement with respect to the Securities as contemplated in the Registration Rights Agreement, none of the Company, TWI or TBS will, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been

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                                       12

     reacquired by them, except for Securities purchased by the Company, TWI or TBS or any of their affiliates and resold in a transaction registered under the Securities Act.

          (j) From and after the Closing Date, the Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Securities.

          (k) The Company will use its best efforts in cooperation with the Representatives to permit the Debt Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) Each Debt Security will bear the following legend until, in the opinion of counsel to the Company, such legend is no longer advisable because such Debt Security is no longer subject to the restrictions on transfer described therein:

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
     (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES

     AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS DEBENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (m) The proceeds of the offering of the Securities will be applied as set forth in the Offering Memorandum.

          (n) The Company and the Guarantors will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and printing of the Offering Memorandum (including financial statements) and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Placement Agents, (ii) the preparation, printing and distribution of this Agreement, the Indenture, the Securities and the Registration
     Rights Agreement, (iii) the preparation, printing and delivery of the Securities to the Placement Agents, (iv) the fees and disbursements of the Company's and the Guarantors' counsel and the accountants required hereby to provide "comfort letters", (v) the qualification of the Securities under the applicable securities laws in accordance with
     Section 4(e) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of a Blue
     Sky Survey, (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (viii) the cost and charges of any transfer agent or registrar and (ix) the costs of qualifying the Securities with The Depositary Trust Company.

          (o) Until the Closing Date or such other date as may be specified in
     Schedule I, none of the Company, TWI or TBS (and if so specified in Schedule I or TWE) will, without the consent of Morgan Stanley & Co. Incorporated, offer, sell or contract to sell, or announce the offering of, any debt securities designed or intended to be traded or distributed in the public or private securities markets; provided, however, that the foregoing shall not prohibit (i) the Company, TWI, TBS or TWE from issuing long-term debt as all or part of the consideration in any merger or acquisition and/or in connection with the settlement of any litigation, (ii) the Company, TWI, TBS or TWE from filing with the Commission a "shelf" registration statement for the offering of securities under Rule 415 of the Act (or any similar rule that may be adopted by the Commission) or amending any existing shelf registration statement provided that such securities are not issued until the business day following the Closing Date or such other date as may be specified in Schedule I or (iii) any of the foregoing from issuing commercial paper.

          5. Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Closing Date, to the accuracy in all material respects of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by each of the Company, TWI and TBS of its obligations hereunder, to the due execution and delivery of the Indenture, to the absence of any event or condition which would give you the right to terminate this Agreement and to the following additional conditions:

          (a) The Registration Rights Agreement shall have been duly executed and delivered by the Company and the Guarantors, the Indenture shall have been duly authorized by the Company and the Guarantors, all covenants and agreements contained herein to be performed on the part of the Company and the Guarantors and all conditions contained herein to be fulfilled or complied with by the Company and the Guarantors at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects and no event shall have occurred and no condition shall exist which would give you the right to terminate this Agreement.

          (b) At the Closing Date, the Company shall have furnished to you the opinion of Peter R. Haje, General Counsel to TWI, dated the Closing Date, substantially in the form of Exhibit A hereto.

          (c) At the Closing Date, the Company shall have furnished to you the opinion and statement of Cravath, Swaine & Moore, counsel to the Company and the

     Guarantors, each dated the Closing Date, substantially in the form of Exhibit B and Exhibit C hereto, respectively.

          (d) The Representatives shall have received from Shearman & Sterling, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Debt Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) (1) The Company shall have furnished to the Representatives a certificate of the Company, signed by any two officers who are an Executive or Senior Vice President of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (2) TWI shall have furnished to the Representatives a certificate of TWI, signed by any two officers who are an Executive or Senior Vice President of TWI, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company, TWI and TBS in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date each of the Company, and TWI and TBS has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Offering Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, or business prospects of TWI and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

          (3) TBS shall have furnished to the Representatives a certificate of TBS, signed by any two officers who are Vice Presidents of TBS, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum and this Agreement and that the representations and warranties of TBS in this Agreement are true and correct in all material respects on and as of the Closing

     Date with the same effect as if made on the Closing Date and TBS has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (f) At the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company, TWI, TBS and TWE within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules of TWI and TWE (including the supplementary summary unaudited financial information of the Company and TBS) included or incorporated in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements (including the notes thereto and the supplementary summary unaudited financial information of the Company and TBS) made available by TWI, the Company, TBS and TWE and their respective consolidated subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of TWI and TWE and their respective consolidated subsidiaries; and inquiries of certain officials of TWI, the Company, TBS and TWE who have responsibility for financial and accounting matters of TWI, the Company, TBS and TWE and their respective consolidated subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Offering Memorandum, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                    (1) any of such unaudited financial statements included or incorporated in the Offering Memorandum do not comply in form in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Offering Memorandum; or

                    (2) with respect to the period subsequent to the date of the most recent unaudited financial statements in or incorporated in the Offering Memorandum, there were any increases, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of TWI, TWE and certain related unconsolidated subsidiaries (together with TWE, the "Entertainment Group") and their respective consolidated subsidiaries or any decreases in stockholders' equity or the consolidated capital stock of TWI, TWE and the Entertainment Group as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Offering Memorandum, for such entities, or for the period from the date of the most recent unaudited financial statements included or incorporated in the Offering Memorandum, for such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, income before income taxes (or any increase in the loss before income taxes) or net income (or any increase in net loss), except in all instances for decreases or increases disclosed in the Offering Memorandum;

               (iii) they are unable to and do not express any opinion on the pro forma adjustments to the financial statements included or incorporated by reference in the Offering Memorandum, or on the pro forma adjustments applied to the historical amounts included or incorporated by reference in the Offering Memorandum; however, for purposes of such letter they have:

                    (1) read the pro forma adjustments to such financial
               statements;

                    (2) made inquiries of certain officials of TWI, the Company,
               TBS and TWE who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments to such financial statements and whether such pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                    (3) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts included or incorporated by reference in the Offering Memorandum; and

          on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the pro forma adjustments to the financial statements included or incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of

          Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial statements; and

               (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum agrees with the accounting records of the Company and its subsidiaries, TWI and its subsidiaries, TBS and its subsidiaries or TWE and its subsidiaries, as the case may be, excluding any questions of legal interpretation.

          (g) At the Closing Date, each other firm of independent accountants who audited or reviewed financial statements included or incorporated by reference in the Offering Memorandum shall have furnished to the Representatives a letter or letters, dated respectively as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent auditors with respect to the financial statements audited or reviewed by them within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and to the same effect as the letter or letters of Ernst & Young LLP as described in Section 5(f)(i) and 5(f)(ii)(1) hereto.

          (h) Subsequent to the dates as of which information is given in the Offering Memorandum, there shall not have been (i) any decrease or increase specified in the letter or letters referred to in paragraph (f) of this
     Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Company and its subsidiaries, TWI and its subsidiaries, TBS and its subsidiaries, TWE and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum.

          (i) Subsequent to the date hereof, (i) there shall not have been any downgrade in the credit ratings of any of the Company's, TWI's or TBS's debt securities by Moody's Investor Service, Inc. or Standard & Poor's Ratings Group, and (ii) none of the Company, TWI or TBS shall have been placed under special surveillance, with negative implications, by Moody's Investor Service, Inc. or Standard & Poor's Ratings Group.

          (j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Placement Agents, this Agreement and all obligations of the Placement Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6. Notice of such cancellation shall be given to the Company, TWI or TBS in writing or by telephone or telegraph confirmed in writing.

          6. Reimbursement of Placement Agents' Expenses. If the sale of the Debt Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company, TWI or TBS to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Placement Agents, the Company and the Guarantors will reimburse the Placement Agents severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          7. Indemnification and Contribution. (a) Each of the Company, TWI and TBS agrees to indemnify and hold harmless each Placement Agent, the directors, officers, employees and agents of each Placement Agent and each person who controls any Placement Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, TWI or TBS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, TWI and TBS by or on behalf of any Placement Agent through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, TWI or TBS may otherwise have.

          (b) Each Placement Agent severally agrees to indemnify and hold harmless each of the Company, TWI and TBS, each of their respective directors, officers and each person who controls the Company, TWI or TBS within the meaning of either the Securities

Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, TWI and TBS to each Placement Agent, but only with reference to written information relating to such Placement Agent furnished to the Company, TWI or TBS by or on behalf of such Placement Agent through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Placement Agent may otherwise have. Each of the Company, TWI and TBS acknowledges that the statements set forth in the last paragraph of the cover page and the first and fifth paragraphs under the heading "Private Placement" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the several Placement Agents for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action or actions),
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, TWI, TBS and the Placement Agents agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantors and one or more of the Placement Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, TWI and TBS, on one hand, and by the Placement Agents, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Placement Agent (except as may be provided in any agreement among underwriters relating to the offering of the Debt Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Debt Securities purchased by such Placement Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, TWI, TBS and the Placement Agents shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors and of the Placement Agents in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Placement Agents shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, TWI, or TBS or the Placement Agents. The Company, the Guarantors and the Placement Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Placement Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Placement Agent shall have the same rights to contribution as such Placement Agent, and each person who controls the Company, TWI or TBS within the meaning of either the Securities Act or the Exchange Act, each director, officer, employee and agent of the Company, TWI or TBS shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

          8. Default by an Placement Agent. If any one or more Placement Agents shall fail on the Closing Date to purchase and pay for any of the Debt Securities agreed to be purchased by such Placement Agent or Placement Agents hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Placement Agents shall be obligated severally to take up and pay for (in the respective proportions for each of the Debt Securities which such Placement Agent failed to purchase which the amount of the Debt Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of such Debt Securities set forth opposite the names of all the remaining Placement Agents) the Debt Securities which the defaulting Placement Agent or Placement Agents agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Debt Securities which the defaulting Placement Agent or Placement Agents agreed but failed to purchase shall exceed 10% of the aggregate amount of Debt Securities set forth in Schedule II hereto, the remaining Placement Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Debt Securities, and if such nondefaulting Placement Agents do not purchase all of the Debt Securities, this Agreement will terminate without liability to any nondefaulting Placement Agent or the Company and the Guarantors. In the event of a default by any Placement Agent as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Offering Memorandum, or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Placement Agent of its liability, if any, to the Company, the Guarantors and any nondefaulting Placement Agent for damages occasioned by its default hereunder.

          9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, TWI or TBS prior to delivery of and payment for the Debt Securities, if prior to such time (i) trading in the TWI's common stock or any of the Company's or the TWI's or TBS's debt securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on such Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such Exchange, or maximum ranges for prices for securities have been required, by such Exchange or by order of the Commission or any other governmental authority, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of a series of Securities as contemplated by the Offering Memorandum. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company TWI or TBS or any of their respective officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the Company, TWI or TBS or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto; or, if sent to the Company, TWI or TBS, will be mailed, delivered or telegraphed and confirmed to it care of TWI at 75 Rockefeller Plaza, New York, New York 10019, attention of General Counsel.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          14. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

          15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, TWI, TBS and each of the Placement Agents.

                                            Very truly yours,

                                            TIME WARNER INC.

                                            By /s/ Frederick C. Yeager
                                              -------------------------------
                                                 Name: Frederick C. Yeager
                                                 Title: Vice President

                                            TIME WARNER COMPANIES, INC.

                                            By /s/ Frederick C. Yeager
                                              -------------------------------
                                                 Name: Frederick C. Yeager
                                                 Title: Vice President

                                            TURNER BROADCASTING SYSTEM, INC.

                                            By /s/ Frederick C. Yeager
                                              -------------------------------
                                                 Name: Frederick C. Yeager
                                                 Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
J. P. MORGAN SECURITIES INC.

By /s/ Michael Fusco
  ----------------------------
  Name: Michael Fusco
  Title: Vice President

                                   SCHEDULE I


Placement Agreement:              Dated January 6, 1998

Representatives:                  Morgan Stanley & Co. Incorporated
                                  Bear, Stearns & Co. Inc.
                                  Chase Securities Inc.
                                  Merrill Lynch, Pierce, Fenner & Smith,Incorporated
                                  J. P. Morgan Securities Inc.

                                  c/o  Morgan Stanley & Co. Incorporated
                                  1585 Broadway
                                  New York, New York  10036


Title, Purchase Price and Description of Debt Securities:


   Title:                         6.95% Debentures Due 2028

   Principal amount:              $500,000,000

   Interest rate:                 6.95%

   Interest payment dates:        January 15 and July 15

   Date of maturity:              January 15, 2028

   Purchase price (include
     accrued interest or
     amortization, if any):       98.043%

   Initial public offering price: 98.918%

   Sinking fund provisions:       None

   Redemption provisions:         Not redeemable

   Other provisions:              None

Closing Date, Time and Location:  January 12, 1998 at 10:00 A.M. at the
                                  offices of Shearman & Sterling, 599
                                  Lexington Avenue, New York, New York 10022

                                   SCHEDULE II

$500,000,000 6.95% Debentures due 2028:



                                                                 Principal
                                                                 Amount
                                                                 to
Placement Agents                                                 be Purchased
----------------                                                 -------------


Morgan Stanley & Co. Incorporated......................          $100,000,000

Bear, Stearns & Co. Inc................................          $100,000,000

Chase Securities Inc...................................          $100,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....          $100,000,000

J.P. Morgan Securities Inc.............................          $100,000,000
                                                                  -----------

    Total..............................................          $500,000,000
                                                                  ===========


                                                                       EXHIBIT A

                     FORM OF OPINION OF PETER R. HAJE, ESQ.

          (i) each of the Company, TWI and TBS is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Offering Memorandum and each of the Company, TWI and TBS is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on TWI and its subsidiaries, considered as one enterprise;

          (ii) each of TWI's significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority under such laws to own its properties and conduct its business as described in the Offering Memorandum, and any amendment or supplement thereto, and is duly qualified to transact business as a foreign corporation or partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on TWI and its subsidiaries, considered as one enterprise;

          (iii) TWI's authorized equity capitalization is as set forth in the Offering Memorandum; all of the outstanding capital stock of the Company and TBS is owned, directly or indirectly, by TWI, free and clear of all liens, encumbrances, equities or claims;

          (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving either the Company, TWI or TBS or any of their respective subsidiaries of a character required to be disclosed in the Offering Memorandum or that is likely to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of TWI and its subsiaries, considered as one enterprise, which is not adequately disclosed in the Offering Memorandum;

          (v) the Indenture, the Placement Agreement, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Company, TWI and TBS; and the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Registration Rights Agreement, assuming due authorization thereof by the Trustee or the Placement Agents, as applicable, constitute legal, valid and binding obligations of each of the Company, TWI and TBS, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations underlying such laws;

          (vi) the Debt Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents pursuant to the Placement Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

          (vii) the execution and delivery of the Placement Agreement, the Indenture and the Registration Rights Agreement by the Company, TWI and TBS, the issuance, sale and delivery of the Debt Securities by the Company and the consummation by the Company, TWI and TBS of the transactions contemplated in the Placement Agreement, the Indenture and the Registration Rights Agreement and compliance by the Company, TWI and TBS with the terms of the Placement Agreement or the Registration Rights Agreement do not and will not result in any violation of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Company, TWI and TBS and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, TWI and TBS under any agreement or instrument, to which the Company, TWI or TBS is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of TWI and its subsidiaries, considered as one enterprise), (ii) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of TWI and its subsidiaries, considered as one enterprise, and other than the securities or blue sky laws of various jurisdictions), or (iii) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, TWI or TBS or any of their properties;

          (viii) any documents filed by the Company under the Securities Exchange Act of 1934, as amended, that are incorporated by reference (in whole or in part) in the Offering Memorandum or that are incorporated by reference (in whole or in part) in a Registration Statement, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

          (ix) no consent, approval, authorization or order of, giving of notice to, or registration with, or taking of any other action in respect of, any federal or state governmental authority or agency is required for the consummation of the transactions contemplated in the Placement Agreement or the issuance, sale and delivery of the Securities, except such as may be required under the Securities Act and under the blue sky laws of any jurisdiction in connection with the purchase and resale of the Securities by the Placement Agents.

     In addition, such counsel shall also state as follows: As General Counsel, I have reviewed and participated in the preparation of the Offering Memorandum, including the documents incorporated by reference therein. In examining the Offering Memorandum, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, TWI and TBS and take no responsibility therefor. However, in the course of the preparation by the Company, TWI and TBS of the Offering Memorandum, I have participated in conferences with certain officers of, and accountants for, the Company, TWI and TBS with respect thereto, and my examination of the Offering Memorandum and my discussions in the above-mentioned conferences did not disclose any information which gave me reason to believe that the Offering Memorandum (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which I express no opinion), at its issue date or on the date of this opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Placement Agents; and
(B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, TWI or TBS and public officials.

                                                                       EXHIBIT B

                   FORM OF OPINION OF CRAVATH, SWAINE & MOORE

          (i) each of the Company and TWI is a corporation validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

          (ii) the Securities conform in all material respects to the description thereof contained in the Offering Memorandum;

          (iii) the Indenture has been duly authorized, executed and delivered by each of the Company and TWI and, assuming due authorization, execution and delivery by TBS and the Trustee, constitutes a legal, valid and binding instrument enforceable against each of the Company, TWI and TBS in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Debt Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents pursuant to the Placement Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

          (iv) the Securities are eligible for resale by the Placement Agents and by subsequent transferees to persons who constitute Qualified Institutional Buyers under Rule 144A under the Securities Act in accordance with the provisions of such rule; assuming (i) the accuracy of, and compliance with, the representations, warranties and covenants of the Company, TWI and TBS in Sections 1(c), (e), (f) and (u) of the Placement Agreement, (ii) the accuracy of, and compliance with, the representations, warranties and covenants of the Placement Agents in Section 2(b) of the Placement Agreement, (iii) the accuracy of the representations and warranties of each of the purchasers to whom the Placement Agents initially resell the Securities, as specified in Section 2(b) of the Placement Agreement (and as set forth in the certificate, if any, required to be executed and delivered by each such subsequent transferee) and (iv) the compliance by the Placement Agents with the offering and transfer procedures and restrictions described in the Offering Memorandum, (x) it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by the Placement Agreement and the Offering Memorandum to register the Securities under the Securities Act, and (y) no consent, approval, authorization or order of, giving of notice to, or registration with, or taking of any other action in respect of, any federal or New York State governmental authority or agency is required for the authorization, issuance, sale and delivery of the Securities by the Company, TWI and TBS or the consummation of the transactions contemplated by the Placement Agreement or the Registration Rights Agreement (except for the registration of the Securities or the Exchange Securities pursuant to the Registration Rights Agreement under the Securities Act and the registration of the Securities and the Exchange Securities uner state securities laws), in either case, it being understood that no opinion is expressed as to any subsequent resale of any Securities; and

          (v) the Placement Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and TWI.

     We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the Federal law of the United States of America and the General Corporation Law of the State of Delaware; provided that we express no opinion with respect to (a) the Communications Act of 1934, as amended, or Federal or state energy, utility or environmental laws and, in each case, the rules and regulations promulgated thereunder, including the rules and regulations promulgated by the Federal Communications Commission or (b) any matter relating to any statute, ordinance, license, franchise, approval, authorization, or permit of any governmental authority applicable to the construction, ownership or operation of any cable television system or any component thereof, including the reception and transmission of signals by microwave or, with respect to the matters described in the foregoing clauses (a) and (b), the impact thereof on the Company, TWI or TBS, including with respect to the transactions contemplated by the Placement Agreement and the Offering Memorandum. In particular, we do not purport to pass on any matter governed by the laws of the State of Georgia.

                                                                       EXHIBIT C

                 FORM OF SIDE LETTER OF CRAVATH, SWAINE & MOORE

      Although we have made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Offering Memorandum, except insofar as such statements relate to us and except to the extent set forth in paragraph (ii) of our opinion to you dated the date hereof. Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the Offering Memorandum (except for the financial statements and other information of an accounting, statistical or financial nature included therein, as to which we do not express any view), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D